Exhibit (e)(i)(2)

ANNEX 1

To the Distribution Agreement by and between

SPDR® Series Trust and State Street Global Markets, LLC

Trading
ETF	Symbol
SPDR Russell 3000® ETF	THRK
SPDR Russell 1000® ETF	ONEK
SPDR S&P 500 Growth ETF	SPYG
SPDR S&P 500 Value ETF	SPYV
SPDR Russell Small Cap Completeness® ETF	RSCO
SPDR S&P 400 Mid Cap Growth ETF	MDYG
SPDR S&P 400 Mid Cap Value ETF	MDYV
SPDR S&P 600 Small Cap ETF	SLY
SPDR S&P 600 Small Cap Growth ETF	SLYG
SPDR S&P 600 Small Cap Value ETF	SLYV
SPDR Global Dow ETF	DGT
SPDR Dow Jones REIT ETF	RWR
SPDR S&P® Bank ETF	KBE
SPDR S&P Capital Markets ETF	KCE
SPDR S&P Insurance ETF	KIE
SPDR Morgan Stanley Technology ETF	MTK
SPDR S&P Dividend ETF	SDY
SPDR S&P Aerospace & Defense ETF	XAR
SPDR S&P Biotech ETF	XBI
SPDR S&P Health Care Equipment ETF	XHE
SPDR S&P Health Care Services ETF	XHS
SPDR S&P Homebuilders ETF	XHB
SPDR S&P Metals & Mining ETF	XME
SPDR S&P Oil & Gas Equipment & Services ETF	XES
SPDR S&P Oil & Gas Exploration & Production ETF	XOP
SPDR S&P Pharmaceuticals ETF	XPH
SPDR S&P Retail ETF	XRT
SPDR S&P Semiconductor ETF	XSD
SPDR S&P Software & Services ETF	XSW
SPDR S&P Telecom ETF	XTL
SPDR S&P Transportation ETF	XTN
SPDR S&P Regional Banking(SM) ETF	KRE
SPDR Barclays 1-3 Month T-Bill ETF	BIL
SPDR Barclays Intermediate Term Treasury ETF	ITE
SPDR Barclays Long Term Treasury ETF	TLO
SPDR Barclays TIPS ETF	IPE
SPDR Barclays Aggregate Bond ETF	LAG
SPDR Nuveen Barclays Municipal Bond ETF	TFI
SPDR Barclays International Treasury Bond ETF	BWX
SPDR Nuveen Barclays Short Term Municipal Bond ETF	SHM

SPDR Nuveen Barclays California Municipal Bond ETF	CXA
SPDR Nuveen Barclays New York Municipal Bond ETF	INY
SPDR Barclays High Yield Bond ETF	JNK
SPDR Citi International Government Inflation-Protected Bond ETF	WIP
SPDR Barclays Short Term International Treasury Bond ETF	BWZ
SPDR Barclays Intermediate Term Corporate Bond ETF	ITR
SPDR Barclays Long Term Corporate Bond ETF	LWC
SPDR Barclays Convertible Securities ETF	CWB
SPDR Barclays Mortgage Backed Bond ETF	MBG
SPDR Wells Fargo Preferred Stock ETF	PSK
SPDR Barclays Short Term Corporate Bond ETF	SCPB
SPDR Nuveen Barclays Build America Bond ETF	BABS
SPDR Barclays International Corporate Bond ETF	IBND
SPDR Barclays Emerging Markets Local Bond ETF	EBND
SPDR Barclays Issuer Scored Corporate Bond ETF	CBND
SPDR Nuveen S&P High Yield Municipal Bond ETF	HYMB
SPDR Barclays Short Term Treasury ETF	SST
SPDR Barclays Investment Grade Floating Rate ETF	FLRN
SPDR Barclays Short Term High Yield Bond ETF	SJNK
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF	EMCD
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	XOVR
SPDR S&P 1500 Value Tilt ETF	VLU
SPDR S&P 1500 Momentum Tilt ETF	MMTM
SPDR Russell 1000 Low Volatility ETF	LGLV
SPDR Russell 2000 Low Volatility ETF	SMLV
SPDR Barclays 1-10 Year TIPS ETF	TIPX
SPDR Russell 2000® ETF	TWOK
SPDR Barclays 0-5 Year TIPS ETF	SIPE
SPDR Barclays International High Yield Bond ETF	IJNK
SPDR S&P 500 Buyback ETF	SPYB
SPDR MSCI USA Quality Mix ETF	QUS
SPDR S&P 500 High Dividend ETF	SPYD
SPDR S&P 500 Fossil Fuel Free ETF	SPYX
SPDR Russell 1000 Yield Focus ETF	ONEY
SPDR Russell 1000 Momentum Focus ETF	ONEO
SPDR Russell 1000 Low Volatility Focus ETF	ONEV
SPDR FactSet Innovative Technology ETF	XITK
SPDR SSGA Gender Diversity Index ETF	SHE
SPDR Dorsey Wright Fixed Income Allocation ETF	DWFI
SPDR S&P Technology Hardware ETF	XTH
SPDR S&P Internet ETF	XWEB

Dated: June 22, 2016

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